UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2008

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street

Denver, CO 80246

(Address of principal executive offices, including zip code)

(303) 316-8577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company received a deficiency letter from the American Stock Exchange (Amex) dated September 5, 2008, advising that, based upon its review of our Form 10-Q for the three and six months ended June 30, 2008, we are not in compliance with Amex's continued listing requirements. Specifically, the Company is not in compliance with Section 1003(a)(i) of the Company Guide because the Company’s stockholders’ equity was less than $2,000,000 and it had losses from continuing operations and net losses in two of the last three most recent fiscal years.

The Company intends to submit a plan on or before October 6, 2008, to Amex which will outline our plans to regain compliance with Amex' continued listing standards identified above by March 5, 2010, and otherwise comply with all requirements set forth by Amex.  Final approval of this plan is subject to the discretion of Amex.

On September 11, 2008, we issued a press release announcing the matters discussed above. The full text of the press release is attached as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits

(c)	Exhibits

99.1           Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: September 11, 2008	XELR8 HOLDINGS, INC.
By: /s/ John D. Pougnet John D. Pougnet Chief Executive Officer & Chief Financial Officer